Exhibit 10.64

JOINDER AGREEMENT

JOINDER AGREEMENT, dated as of December 2, 2009 (this “Agreement”), by and among BARCLAYS BANK PLC (the “Incremental Loan Lender”), INTELSAT SUBSIDIARY HOLDING COMPANY, LTD., a Bermuda company (the “Borrower”), and CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH (formerly known as Credit Suisse, Cayman Islands Branch) (the “Administrative Agent”).

RECITALS:

WHEREAS, reference is hereby made to the Credit Agreement, dated as of July 3, 2006 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Intelsat Intermediate Holding Company, Ltd. a Bermuda company, Intelsat Subsidiary Holding Company, Ltd., a Bermuda company (the “Borrower”), the lenders or other financial institutions or entities from time to time parties thereto (each, a “Lender” and, collectively, the “Lenders”), the Administrative Agent and other agent and arranger parties thereto (capitalized terms used but not defined herein having the meaning provided in the Credit Agreement); and

WHEREAS, subject to the terms and conditions of the Credit Agreement, the Borrower may establish Incremental Revolving Credit Commitments and/or Incremental Tranche B Term Loan Commitments by, among other things, entering into one or more Joinder Agreements with Incremental Tranche B Term Loan Lenders and/or Incremental Revolving Loan Lenders, as applicable;

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:

The Incremental Loan Lender hereby agrees to commit to provide its Incremental Revolving Credit Commitment as set forth on Schedule A annexed hereto, on the terms and subject to the conditions set forth below.

The Incremental Loan Lender (i) confirms that it has received a copy of the Credit Agreement and the other Credit Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (ii) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender or Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as an Incremental Revolving Loan Lender.

The Incremental Loan Lender hereby agrees to make its respective Commitment on the following terms and conditions:

1.	Credit Agreement Governs. Except as set forth in this Agreement, the terms and provisions of the Incremental Revolving Loans and Incremental Revolving Credit Commitments shall be identical to the Revolving Credit Loans and the Revolving Credit Commitments and shall otherwise be subject to the provisions of the Credit Agreement and the other Credit Documents.

2.	Borrower’s Certifications. By its execution of this Agreement, the undersigned officer, to the best of his or her knowledge, and the Borrower hereby certify that:

i.	the representations and warranties contained in the Credit Agreement and the other Credit Documents are true and correct in all material respects on and as of the date hereof to the same extent as though made on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects on and as of such earlier date;

ii.	no event has occurred and is continuing or would result from the establishment of the Incremental Revolving Credit Commitments contemplated hereby that would constitute a Default or an Event of Default, and each of the conditions set forth in Section 7 of the Credit Agreement has been satisfied;

iii.	the Borrower and its Subsidiaries are in compliance with the covenant set forth in Section 11 of the Credit Agreement (without giving effect to any waiver pursuant to clause (a) thereto or any application of clause (b) thereto) as of the last day of the most recently ended fiscal quarter after giving effect to such Incremental Loan Commitments and any Investment to be consummated in connection therewith; and

iv.	the Borrower has performed in all material respects all agreements and satisfied all conditions which the Credit Agreement provides shall be performed or satisfied by it on or before the date hereof.

3.	Borrower Covenants. By its execution of this Agreement, the Borrower hereby covenants that:

i.	The Borrower shall deliver or cause to be delivered a legal opinion from Milbank, Tweed, Hadley & McCloy LLP, special New York counsel to the Borrower, in connection with this Agreement; and

ii.	The Borrower shall deliver or cause to be delivered a copy of the Officers’ Certificate furnished for the most recently ended quarterly period pursuant to Section 9.1(d) of the Credit Agreement.

iii.	The Borrower will not make any Borrowings under the Credit Agreement on the date hereof.

4.	Notice. For purposes of the Credit Agreement, the initial notice address of the Incremental Loan Lender shall be as set forth below its signature below.

5.	Recordation of the Incremental Loans. Upon execution and delivery hereof, the Administrative Agent will record the Incremental Revolving Loans made by the Incremental Loan Lender in the Register.

6.	Amendment, Modification and Waiver. This Agreement may not be amended, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto.

7.	Entire Agreement. This Agreement, the Credit Agreement and the other Credit Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.

8.	GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

9.	Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as would be enforceable.

10.	Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Joinder Agreement as of December 2, 2009.

BARCLAYS BANK PLC

By:
Name:
Title:

Notice Address:
Attention:
Telephone:
Facsimile:

INTELSAT SUBSIDIARY HOLDING COMPANY, LTD.

By:
Name:
Title:

Consented to by:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent

By:
Name:
Title:

SCHEDULE A

TO JOINDER AGREEMENT

Name of Incremental Loan Lender	Type of Commitment	Amount
Barclays Bank PLC	Incremental Revolving Credit Commitment	$20,764,415.88

	Total:	$20,764,415.88